                                                                      EXHIBIT 11

                         INTEGRATED ORTHOPAEDICS, INC.
                          SCHEDULE RE: LOSS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                       THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                     -----------------------------        ----------------------------
                                         1998              1997               1998             1997
                                     -----------       -----------        -----------       ----------
Basic:

Net Loss                               $(1,163)           $ (236)           $(1,844)          $ (449)

Series A Preferred Stock Dividend          (50)              (50)              (100)            (100)
Series A Preferred Stock Dividend         (564)                              (1,121)
                                       -------            ------            -------           ------
Net loss after dividends               $(1,777)           $ (286)           $(3,065)          $ (549)
                                       =======            ======            =======           ======
Weighted average common
     shares outstanding                  6,466             5,289              6,401            5,288
                                       =======            ======            =======           ======
Loss per share                          $(0.27)           $(0.05)            $(0.48)          $(0.10)
                                       =======            ======            =======           ======
Diluted:

Net loss                               $(1,163)           $ (236)           $(1,844)          $ (449)

Series A Preferred Stock Dividend          (50)              (50)              (100)            (100)
Series A Preferred Stock Dividend         (564)                              (1,121)
                                       -------            ------            -------           ------
Net loss after dividends               $(1,777)           $ (286)           $(3,065)          $ (549)
                                       =======            ======            =======           ======
Weighted average common
     shares outstanding                  6,466             5,289              6,401            5,288
Net effect of dilutive stock options
    and warrants, based on treasury
    stock method using average
    market price
                                       -------            ------            -------           ------
Diluted common shares                    6,466             5,289              6,401            5,288
                                       =======            ======            =======           ======
Loss per share                          $(0.27)           $(0.05)           $ (0.48)          $(0.10)
                                       =======            ======            =======           ======